UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported):  November 11, 2026
FINWISE BANCORP
(Exact name of registrant as specified in its charter)

Utah	001-40721	83-0356689
(State or other jurisdiction of incorporation or organization)	(Commission file number)	(I.R.S. employer identification no.)

756 East Winchester St., Suite 100		84107
Murray,	Utah
(Address of principal executive offices)		(Zip code)
Registrant’s telephone number, including area code:  (801) 501-7200
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.          ☐
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of exchange on which registered
Common Stock, par value $0.001 per share	FINW	The NASDAQ Stock Market LLC

Item 7.01    Regulation FD Disclosure.
Amended Share Repurchase Program
On November 12, 2026, FinWise Bancorp (the “Company”) announced that the Board of Directors of the Company had authorized and approved an amendment to its existing share repurchase program by adding 600,000 shares of the Company’s common stock to the program, which increases the shares the Company may purchase from 685,000 (approved on May 19, 2026) up to an aggregate amount of 1,285,000 shares of common stock. Since the inception of the share repurchase program, the Company has repurchased approximately 270,000 shares at varying prices for an aggregate purchase price of $3.7 million.
Under the amended share repurchase program, the Company intends to continue to repurchase shares through open market purchases, privately-negotiated transactions, block purchases or otherwise in accordance with applicable federal securities laws, including Rule 10b-18 of the Securities and Exchange Act of 1934, as amended (the “Exchange Act”). In connection with the amendment to the existing share repurchase program, the Board also authorized the Company to enter into written trading plans under Rule 10b5-1 of the Exchange Act. Adopting a trading plan that satisfies the conditions of Rule 10b5-1 allows a company to repurchase its shares at times when it might otherwise be prevented from doing so due to self-imposed trading blackout periods or pursuant to insider trading laws. Under any Rule 10b5-1 trading plan, the Company’s third-party broker, subject to SEC regulations regarding certain price, market, volume and timing constraints, would have authority to purchase the Company’s common stock in accordance with the terms of the plan. The Company expects to enter into Rule 10b5-1 trading plan in the near term to facilitate the repurchase of its common stock pursuant to its share repurchase program.
The Company cannot predict when or if it will repurchase any shares of common stock as such stock repurchase program will depend on a number of factors, including constraints specified in any Rule 10b5-1 trading plans, price, general business and market conditions and alternative investment opportunities. Information regarding share repurchases will be available in the Company’s periodic reports on Forms 10-Q and 10-K filed with the SEC as required by the applicable rules of the Exchange Act.
Information contained in this Item 7.01, including Exhibit 99.1, shall not be deemed filed for the purposes of the Securities Exchange Act of 1934, as amended, nor shall such information and Exhibit be deemed incorporated by reference in any filing under the Securities Act of 1933, and amended, except as shall be expressly set forth by specific reference in such a filing.
Item 9.01    Financial Statements and Exhibits.
(d)Exhibits

Exhibit No.	Description

99.1	Press Release dated November 12, 2026
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, FinWise Bancorp has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DATE: November 12, 2026	FINWISE BANCORP

/s/ Robert Wahlman
Name: Robert Wahlman
Title: Executive Vice President, Chief Financial Officer